EXHIBIT 10.54



                                 PLAYSTATION(R)2
                      FORM OF LICENSED DEVELOPER AGREEMENT

      This LICENSED DEVELOPER AGREEMENT (the "Agreement" or "LDA"), entered into as of the 15th day of October, 2002 (the "Effective Date"), by and between SONY COMPUTER ENTERTAINMENT AMERICA, INC. with offices at 919 E. Hillsdale Boulevard, Foster City, CA 94404 (hereinafter "SCEA"), and Ignition USA with offices located at 1701 E. Lake Avenue, #305, Glenview, IL 60025 hereinafter "Developer").

      WHEREAS, SCEA, its parent company, Sony Computer Entertainment Inc., and/or certain of their affiliates and companies within the group of companies of which any of them form a part (collectively referred to herein as "Sony") are designing and developing, and licensing core components of, a computer entertainment system known as the PlayStation(R)2 computer entertainment system (hereinafter referred to as the "System").

      WHEREAS, SCEA has the right to grant licenses to certain Intellectual Property Rights (as defined below) in connection with the System.

      WHEREAS, Developer desires to be granted a nonexclusive license to develop Licensed Products (as defined below) pursuant to the terms and conditions set forth in this Agreement; and SCEA is willing, on the terms and subject to the conditions of this Agreement, to grant Developer such a license.

      NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Developer and SCEA hereby agree as follows:

      1. Definition of Terms.

      1.1 "Affiliate of SCEA" means, as applicable, either Sony Computer Entertainment Inc. in Japan, Sony Computer Entertainment Europe Ltd. in the United Kingdom or such other Sony Computer Entertainment entity as may be established from time to time.

      1.2 "Developer Intellectual Property Rights" means those intellectual property rights, including but not limited to patents and other patent rights, copyrights, trademarks, service marks, trade names, trade dress, mask work rights, utility model rights, trade secret rights, technical information, know-how, and the equivalents of the foregoing under the laws of any jurisdiction, and all other proprietary or intellectual property rights throughout the universe, which pertain to Product Software or other rights of Developer required or necessary under this Agreement.

      1.3 "Development System Agreement" means an agreement entered into between SCEA and a Licensed Publisher, Licensed Developer or other licensee for the sale or license of Development Tools.

      1.4 "Development Tools" means the PlayStation 2 development tools sold or licensed by SCEA to a Licensed Developer or Licensed Publisher for use in the development of Executable Software for the System.

      1.5 "Executable Software" means software which includes Product Software and any software provided directly or indirectly by SCEA or an Affiliate of SCEA designed for execution exclusively on the System and which has the ability to communicate with the software resident in the System.

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      1.6 "Licensed  Developer"  means any developer that has signed a valid and then current Licensed Developer Agreement.

      1.7 "Licensed Developer Agreement" or "LDA" means a valid and current license agreement for the development of Licensed Products for the System, fully executed between a Licensed Developer and SCEA or an Affiliate of SCEA.

      1.8 "Licensed Products" means the Executable Software (which may be combined with Executable Software of other Licensed Developers or Licensed Publishers), which shall consist of one product developed for the System or for the original PlayStation game console per Unit, in final form developed exclusively for the System.

      1.9 "Licensed Publisher" means any publisher that has signed a valid and then current Licensed Publisher Agreement.

      1.10 "Licensed Publisher Agreement" or "LPA" means a valid and current license agreement for the publication, development, manufacture, marketing, distribution and sale of Licensed Products for the System, fully executed between a Licensed Publisher and SCEA or an Affiliate of SCEA.

      1.11 "Licensed   Territory"   means  the  United  States   (including  its
possessions and territories) and Canada. The Licensed Territory may be modified and/or supplemented by SCEA from time to time pursuant to Section 4.4 below.

      1.12 "Licensed Trademarks" means the trademarks, service marks, trade dress, logos and other icons or indicia designated by SCEA in the SourceBook 2 or other Guidelines for use on or in connection with Licensed Products. Nothing contained in this Agreement shall in any way grant Developer the right to use the trademark "Sony" in any manner. SCEA may amend such Licensed Trademarks from time to time in the SourceBook 2 or other Guidelines or upon written notice to Developer.

      1.13 "Product Proposal" shall have the meaning set forth in Section 5.2.1 hereto.

      1.14 "Product Software" means any software including audio and video material developed by a Licensed Publisher or Licensed Developer, which, either by itself or combined with Product Software of other licensees, when integrated with software provided by SCEA or an Affiliate of SCEA, creates Executable Software. It is understood that Product Software contains no proprietary information of Sony or any other rights of SCEA.

      1.15 "SCEA Intellectual Property Rights" means those intellectual properly rights, including but not limited to patents and other patent rights, copyrights, trademarks, service marks, trade names, trade dress, mask work rights, utility model rights, trade secret rights, technical information, know-how, and the equivalents of the foregoing under the laws of any jurisdiction, and all other proprietary or intellectual property rights throughout the universe, which are required to ensure compatibility with the System and or pertain to the Licensed Trademarks.

      1.16 "Sony Materials" means any data, object code, source code, firmware, documentation (or any part(s) of any of the foregoing), related to the System, selected in the sole judgment of SCEA, which are provided or supplied by SCEA or an Affiliate of SCEA to Developer or any Licensed Publisher and/or other Licensed Developer. For purposes of this Agreement, Sony Materials shall not include any hardware portions of the Development Tools, but shall include firmware in such hardware.

      1.17 "SourceBook 2" means the PlayStation 2 SourceBook (or any other reference guide containing information similar to the SourceBook 2 but designated with a different name) prepared by SCEA, which is provided separately to Developer. The SourceBook 2 is designed to serve as the first point of reference by Developer in every phase of the development and approval of Licensed Products.

      1.18 "Unit"  means  an  individual  copy  of  a  Licensed   Product  title
regardless of the number of PlayStation 2 Format Discs constituting such Licensed Product title.

      2. License.

      2.1 License Grant. SCEA grants to Developer, and Developer hereby accepts, for the term of this Agreement, within the Licensed Territory, under SCEA Intellectual Property Rights owned, controlled or licensed by SCEA, a

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non-exclusive, non-transferable license, without the right to sublicense (except as specifically provided herein), to develop Licensed Products using Sony Materials, which right shall be limited to the following rights and other rights set forth ins and in accordance with the terms of, this LDA: (i) to produce or develop Licensed Products or portions of Licensed Products (including but not limited to audio and video components thereof); (ii) to sublicense or provide Executable Software in accordance with the terms of this LDA to those Licensed Publishers, Licensed Developers and/or subcontractors which comply with the criteria set forth in Section 3.2; and (iii) to use the Development Tools and other Sony Materials in accordance with the terms of this LDA to test Licensed Products on behalf of Licensed Developers or Licensed Publishers.

      2.2 Separate PlayStation Agreements. Unless specifically set forth in this Agreement, all terms used herein are specific to the System and the third party licensing program related thereto and not to the original PlayStation game console or third party licensing program related thereto. Licenses relating to the original PlayStation game console are subject to separate agreements with SCEA, and any license of rights to Developer under such separate agreements shall not confer on Developer any rights under the System and vice versa.

      3. Development of Licensed Products.

      3.1 Right to Develop. This LDA grants Developer the right to develop Licensed Products. It also gives Developer the right to purchase and/or license Development Tools, as is appropriate, from SCEA or its designated agent, pursuant to a separate Development System Agreement with SCEA, to assist in such development. In developing Executable Software (or portions thereof), Developer and its agents shall fully comply in all respects with any and all technical specifications which may from time to time be issued by SCEA. In the event that Developer uses third party tools to develop Executable Software, Developer shall be responsible for ensuring that it has obtained appropriate licenses for such use.

      3.2 Development by Third Parties. Except as otherwise set forth herein, Developer shall not provide Sony Materials or SCEA's Confidential Information to any third party. Developer shall be responsible for determining that third parties meet the criteria set forth herein. Developer may contract with a third party for development of Licensed Products, provided that such third party is:
(i) a Licensed Developer, (ii) a Licensed Publisher, or (iii) an SCEA-authorized subcontractor in compliance with the provisions of Section 13.6. Developer shall notify SCEA in writing of the identity of any such third party within thirty
(30) days of entering into an agreement or other arrangement with the third party.

      4. Limitations on Licenses; Reservation of Rights.

      4.1 Reverse Engineering Prohibited. Other than as expressly permitted by SCEA in writing, Developer shall not directly or indirectly disassemble, decrypt, electronically scan, peel semiconductor components, decompile, or otherwise reverse engineer in any manner or attempt to reverse engineer or derive source code from, alt or any portion of the Sony Materials, or permit, assist or encourage any third party to do so. Other than as expressly permitted by SCEA in writing, Developer shall not use, modify, reproduce, sublicense, distribute, create derivative works from, or otherwise provide to third parties, the Sony Materials, in whole or in part, other than as expressly permitted by SCEA. SCEA shall permit Developer to study the performance, design and operation of the Development Tools solely for the limited purposes of developing and testing Developer's software applications, or to build tools to assist Developer with the development and testing of software applications for Licensed Products. Any tools developed or derived by Developer resulting from the study of the performance, design or operation of the Development Tools shall be considered as derivative products of the Sony Materials for copyright purposes, but may be treated as trade secrets of Developer. In no event shall Developer patent any tools created, developed or dived from Sony Materials. Developer shall not make available to any third party any tools developed or derived from the study of the Development Tools without the express written permission of SCEA. Use of such tools shall be strictly limited to the creation or testing of Licensed Products and any other use, direct or indirect of such tools is strictly prohibited. Moreover, Developer shall bear all risks arising from incompatibility of its Licensed Product and the System resulting from use of Developer-created tools. The burden of proof under this Section shall be on Developer, and SCEA reserves the right to require Developer to furnish evidence satisfactory to SCEA that Developer has complied with this Section.

      4.2 Reservation of SCEA's Rights.

      4.2.1 Limitation of Rights to Licenses Granted. The licenses granted in this Agreement extend only to the development of Licensed Products for use on the System, in such formats as may be designated by SCEA. Without limiting the generality of the foregoing and except as otherwise provided herein, Developer shall not distribute or transmit the Executable Software or the Licensed Products via electronic means or any other means now known or hereafter devised, including without limitation, via wireless, cable, fiber optic means, telephone lines, microwave and/or radio waves, or over a network of computers or other devices. Notwithstanding this limitation, Developer may electronically transmit Executable Software from site to site, or from machine to machine over a computer network, for the sole purpose of facilitating development; provided that no right of retransmission shall attach to any such transmission, and provided further that Developer shall use reasonable security measures customary within the high technology industry to reduce the risk of unauthorized

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interception or  retransmission of such  transmissions.  This Agreement does not grant any right or license, under any SCEA Intellectual Property Rights or otherwise, except as expressly provided herein, and no other right or license is to be implied by or inferred from any provision of this Agreement or the conduct of the parties hereunder.

      4.2.2 Other Use of Sony Materials and SCEA Intellectual Property Rights. Developer shall not make use of any Sony Materials or ,any SCEA Intellectual Property Rights (or any portion thereof) except as authorized by and in compliance with the provisions of this Agreement. Developer shall not use the Executable Software, Sony Materials or SCEA's Confidential Information in connection with the development of any software for any emulator or other computer hardware or software system. No right, license or privilege has been granted to Developer hereunder concerning the development of any collateral product or other use or purpose of any kind whatsoever which displays or depicts any of the Licensed Trademarks. Any public performance relating to the Licensed Product or the System is prohibited unless expressly authorized in writing by SCEA.

      4.3 Reservation of Developer's Rights. Separate and apart from Sony Materials and other rights licensed to Developer by SCEA hereunder, as between Developer and SCEA, Developer (or a Licensed Publisher, as determined between Developer and such Licensed Publisher) retains all rights, title and interest in and to the Product Software, and the Product Proposals relating thereto, including without limitation Developer Intellectual Property Rights (or intellectual property rights of a Licensed Publisher as determined between Developer and such Licensed Publisher) therein, as well as all of Developer's (or Licensed Publisher's) rights in any source code and other underlying material such as artwork and music related thereto and any names used as titles for Licensed Products and other trademarks used by Developer. Nothing in this Agreement shall be construed to restrict the right of Developer to develop, distribute or transmit products incorporating the Product Software and such underlying material (separate and apart from the Sony Materials) for any hardware platform or service other than the System. SCEA shall not do or cause to be done any act or thing in any way impairing or tending to impair or dilute any of Developer's rights, title or interests hereunder. Notwithstanding the foregoing, Developer shall not distribute or transmit Product Software which is intended to be used with the System via electronic means or any other means now known or hereafter devised, including without limitation, via wireless, cable, fiber optic means, telephone lines, microwave and/or radio waves, or other a network of computers or other devices, except as otherwise permitted in Section
4.2.1 hereto.

      4.4 Additions to and Deletions from Licensed Territory. SCEA may, from time to time, add one or more countries to the Licensed Territory by providing written notice of such addition to Developer. SCEA shall also have the right to delete, and intends to delete any countries from the Licensed Territory if, in SCEA's reasonable judgment, the laws or enforcement of such laws in such countries do not protect SCEA's Intellectual Property Rights. In the event a country is deleted from the Licensed Territory, SCEA shall deliver to Developer a notice stating the number of days within which Developer shall cease exercising such licenses in the deleted country or countries, including but not limited to retrieving any Development Tools located in any such country. Developer shall cease exercising such licenses, and retrieve any Development Tools, directly or through subcontractors, by the end of the period stated in such notice.

      4.5 SourceBook 2 Requirement. Developer shall be required to comply with all the provisions of the SourceBook 2, including without limitation the Technical Requirements Checklist therein, when published, or within a commercially reasonable time following its publication to incorporate such provisions, as if such provisions were set forth in this Agreement.

      5. Quality Standards for the Licensed Products.

      5.1 Quality Assurance Generally. The Licensed Products (and all portions thereof) and Developer's use of any Licensed Trademarks shall be subject to SCEA's prior written approval, which shall not be unreasonably withheld or delayed and which shall be within SCEA's sole discretion as to acceptable standards of quality. SCEA shall have the right at any stage of the development of a Licensed Product to review such Licensed Product to ensure that it meets SCEA's quality assurance standards. All Licensed Products will be developed to substantially utilize the particular capabilities of the System's proprietary hardware, software and graphics. No approval by SCEA of any element or stage of development of any Licensed Product shall be deemed an approval of any other element or stage of such Licensed Product, nor shall any such approval be deemed to constitute a waiver of any of SCEA's rights under this Agreement. In addition, SCEA's approval of any element or any stage of development of any Licensed Product shall not release Developer from any of its representations and warranties in Section 6.2 hereunder.

      5.2 Product Proposals.

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      5.2.1 Submission of Product Proposal.  if Developer has not yet contracted with a Licensed Publisher for the creation of Product Software, then Developer shall submit to SCEA for SCEA's written approval or disapproval, which shall not
be  unreasonably   withheld  or  delayed,   a  written  proposal  (the  "Product
Proposal"). Such Product Proposal must contain all information specified in the SourceBook 2, as well as any additional information that SCEA may deem to be useful in evaluating the proposed Licensed Product.

      5.2.2 Approval of Product Proposal. After SCEA's review of Developer's Product Proposal, Developer will receive written notice from SCEA of the status of the Product Proposal, which may range from "Approved" to "Not Approved." Such conditions shall have the meanings ascribed to them in the SourceBook 2, and may be changed from time to time by SCEA. If a Product Proposal is "Not Approved", then neither Developer nor any other Licensed Developer or Licensed Publisher may re-submit such Product Proposal without significant, substantive revisions. SCEA shall have no obligation to approve any Product Proposal submitted by Developer. Any development conducted by or at the direction of Developer and any legal commitment relating to development work shall be at Developer's own financial and commercial risk. Developer shall not construe approval of a Product Proposal as a commitment by SCEA to grant final approval to such Licensed Product. Nothing herein shall restrict SCEA from commercially exploiting any coincidentally similar concept(s) and/or product(s), which have been independently developed by SCEA, an Affiliate of SCEA or any third party.

      5.2.3 Changes to Product Proposal. Developer shall notify SCEA promptly in writing in the event of any material proposed change in any portion of the Product Proposal. SCEA's approval of a Product Proposal shall not obligate
Developer to continue with development or production of the proposed Licensed Product, provided that Developer must immediately notify SCEA in writing if it discontinues, cancels or otherwise delays past the original scheduled delivery date the development of any proposed Licensed Product. In addition, Developer shall immediately notify SCEA if it has entered into an agreement with a Licensed Publisher for the publication, marketing, distribution and sale of the proposed Licensed Product, and such Licensed Publisher's LPA shall govern the approval process of such Licensed Product after any such notification.

      5.3 Work-in-Progress.

      5.3.1 Submission and Review of Work-in-Progress. SCEA shall require Developer to submit to SCEA work-in-progress on Licensed Products at certain intervals throughout their development and, upon written notice to Developer, at any time during the development process. Upon approval of the Product Proposal, Developer must, within the time frame indicated in the approval letter, communicate with SCEA and mutually agree on a framework for the review of such Licensed Product throughout the development process ("Review Process"). Once the Review Process has begun, Developer shall be responsible for submitting work-in-progress to SCEA in accordance with such Review Process. Failure to submit work-in-progress in accordance with any stage of the Review Process may, at SCEA's discretion, result in revocation of approval of such Product Proposal.

      5.3.2 Approval of Work in Progress. SCEA shall have the right to approve, reject or require additional information with respect to each stage of the Review Process. SCEA shall specify in writing the reasons for any such rejection or request for additional information and shall state what corrections and/or improvements are necessary. If any stage of the Review Process is not provided to SCEA or is not successfully met after a reasonable cure period agreed to between SCEA and Developer, SCEA shall have the right to revoke the approval of Developer's Product Proposal.

      5.3.3 Cancellation or Delay; Conditions of Approval. Licensed Products which are canceled by Developer or are late in meeting the final Executable Software delivery date by more than three (3) months (without agreeing with SCEA on a modified final delivery date) shall be subject to the termination provisions set forth in Section 11.3 hereto. Furthermore, Developer must enter into an agreement with a Licensed Publisher for the publication of any Licensed Product or must itself enter into an LPA with SCEA prior to the final delivery date; failure of Developer to do so within a grace period of three (3) months after such date will result in revocation of approval for Developer's (or the succeeding Licensed Publisher's) Product Proposal. In addition, failure to make changes required by SCEA to the Licensed Product at any stage of the Review Process, or making material changes to the ,, Licensed Product without SCEA's approval, may subject Developer to the termination provisions set forth in
Section 11.3 hereto.

      5.4 Developer's Additional Quality Assurance Obligations. If at any time or times subsequent to the approval of Executable Software as contemplated by an LPA, SCEA identifies any material defects (such materiality to be determined by SCEA in its sole discretion) with respect to the Licensed Product (or portions thereof), or in the event that SCEA identifies any improper use of its Licensed Trademarks or Sony Materials with respect to the Licensed Product, or any such material defects or improper use are brought to the attention of SCEA, Publisher shall, at no cost to SCEA, promptly correct any such material defects, or improper use of Licensed Trademarks or Sony Materials, to SCEA's commercially reasonable satisfaction, which may include, if necessary in SCEA's judgment, the recall and re-release of such Licensed Product. In the event any Units of Licensed Products create any risk of loss or damage to any property or injury to any person, Developer shall immediately take effective steps or cooperate with

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the  appropriate  Licensed  Publisher or Licensed  Developer  to take  effective steps, at Developer's and/or Licensed Publisher's or Licensed Developer's sole liability and expense, to recall and/or to remove such defective Units from any affected channels of distribution, provided, however, that if Developer is not acting as the distributor and/or seller for the Licensed Products, its obligation hereunder shall be to use its best efforts to arrange removal of such Licensed Product from channels of distribution.

      6. Representations and Warranties.

      6.1 Representations and Warranties of SCEA. SCEA represents and warrants solely for the benefit of Developer that SCEA has the right, power and authority to enter into this Agreement and to fully perform its obligations hereunder.

      6.2 Representations and Warranties of Developer. Developer represents and warrants that:

      (i) There is no threatened or pending action, suit, claim or proceeding alleging that the use by Developer of all or any part of the Product Software, Product Proposals or any underlying work or content embodied therein, or any name, designation or trademark used in conjunction with the licensed Products infringes or otherwise violates any intellectual property right or other right or interest of any kind whatsoever of any third party, or otherwise contesting any right, title or interest of Developer in or to the Product Software, Product Proposals or any underlying work or content embodied therein, or any name, designation or trademark used in conjunction with the Licensed Products;

      (ii) The Product Software and Product Proposals and their contemplated use under this Agreement do not and shall not infringe any person's or entity's rights including without limitation, patents, copyrights (including rights in a joint work), trademarks, trade dress, trade secret, rights of publicity, privacy, performance, moral rights, literary rights and any other third party right;

      (iii) Developer has the right, power and authority to enter into this Agreement, to grant SCEA the rights granted hereunder and to fully perform its obligations hereunder,

      (iv) The making of this Agreement by Developer does not violate any separate agreement, rights or obligations existing between Developer and any other person or entity, and, throughout the term of this Agreement, Developer shall not make any separate agreement with any person or entity that is inconsistent with any of the provisions of this Agreement;

      (v) Developer has not sold, assigned, leased, licensed or in any other way disposed of or encumbered the rights granted to Developer hereunder, and Developer will not sell, assign, lease, license or in any other way dispose of or encumber any of such rights except as expressly permitted hereunder or as consented to by SCEA in writing;

      (vi) Developer shall not make any representation or give any warranty to any person or entity expressly or implicitly on SCEA's behalf, or to the effect that the Licensed Products are connected in any way with SCEA (other than that the Executable Software and/or Licensed Products have been developed under license from SCEA);

      (vii) In the event that Executable Software is delivered to other Licensed Developers or Licensed Publishers by Developer in source code form, Developer will take all precautions consistent with the protection of valuable trade secrets by companies in high technology industries to ensure the confidentiality of such source code;

      (viii) The Executable Software shall be in a commercially acceptable form, free of significant bugs, defects, time bombs or viruses which could disrupt, delay, destroy the Executable Software or System or render either of them less than fully useful, and shall be fully compatible with the System and any peripherals listed on the Licensed Product as compatible with the Licensed Product;

      (ix) Each of the Licensed Products and Executable Software incorporated therein shall be developed by or at the direction of Developer in an ethical manner and in full compliance with all applicable federal, state, provincial, local and foreign laws and any regulations and standards promulgated thereunder and will not contain any obscene or defamatory matter;

      (x) Developer's policies and practices with respect to the development or testing of the Licensed Products (or portions thereof) and Executable Software incorporated therein shall in no manner reflect adversely upon the name, reputation or goodwill of SCEA;

      (xi) Developer has the technical expertise and resources necessary to fulfill its obligations under this Agreement; and

      (xii)  Developer   shall  make  no  false,   misleading  or   inconsistent
representations or claims with respect to any Licensed Products, the System or SCEA.

      7. Indemnities; Limited Liability.

      7.1 Indemnification by SCEA. SCEA shall indemnify and hold Developer harmless from and against any and all third party claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim which result from or are in connection with a breach of any of the representations or warranties provided by SCEA herein; provided, however, that Developer shall give prompt written notice to SCEA of the assertion of any such claim, and provided, further, that SCEA shall have the right to select counsel and control the defense and settlement thereof. SCEA shall have the exclusive right, at its discretion, to commence and prosecute at its own expense any lawsuit or to take such other action with respect to such matters as shall be deemed appropriate by SCEA. Developer shall provide SCEA, at no expense to Developer, reasonable assistance and cooperation concerning any such matter, and Developer shall not agree to the settlement of any such claim, action or proceeding without SCEA's prior written consent.

      7.2 Indemnification By Developer. Developer shall indemnify and hold SCEA harmless from and against any and all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim, which result from or are in connection with (i) a breach of any of the provisions of this Agreement; or (ii) infringement of a third party's intellectual property rights by Developer; or
(iii) any claims of or in connection with any personal or bodily injury (including death) or property damage, by whomever such claim is made, arising out of, in whole or in part, the development, testing and/or use of any of the Licensed Products (or portions thereof) unless due directly to the breach of SCEA in performing any of the specific duties and/or providing any of the specific services required of it hereunder, or (iv) any federal, state or foreign civil or criminal actions relating to the development and/or testing of Licensed Products. SCEA shall give prompt written notice to Developer of the assertion of any such indemnified claim, and, with respect to third party claims, actions or proceedings against SCEA, SCEA shall have the right to select counsel for SCEA and reasonably control tire defense and/or settlement thereof. Subject to the above, Developer shall have the right, at its discretion, to select its own counsel, to commence and prosecute at its own expense any lawsuit, to reasonably control the defense and/or settlement thereof or to take such other action with respect to claims, actions or proceedings by or against Developer. SCEA shall retain the right to approve any settlement. SCEA shall provide Developer, at no expense to SCEA, reasonable assistance and cooperation concerning any such matter, and SCEA shall not agree to the settlement of any such claim, action or proceeding (other than third party claims, actions or proceedings against SCEA) without Developer's prior written consent. If in the reasonable judgment of SCEA, Developer is financially unable to conduct a reasonable defense of any such action, then SCEA may undertake complete control of such action upon notice to Developer, while reserving SCEA's right to obtain full restitution of all of its fees and costs, including reasonable attorneys' fees and experts' fees, under this Section from Developer.

      7.3 LIMITATION OF LIABILITY.

      7.3.1 LIMITATION OF SCEA'S LIABILITY. IN NO EVENT SHALL SCEA OR OTHER SONY AFFILIATES AND THEIR SUPPLIERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE FOR LOSS OF PROFITS, OR ANY SPECIAL, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE BREACH OF THIS AGREEMENT BY SCEA, THE USE OF THE LICENSED PRODUCTS, EXECUTABLE SOFTWARE AND/OR THE SYSTEM BY DEVELOPER OR ANY END-USER, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER SCEA NOR ANY SONY AFFILIATE, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, SHALL BEAR ANY RISK, OR HAVE ANY RESPONSIBILITY OR LIABILITY OF ANY KIND TO DEVELOPER OR TO ANY THIRD PARTIES WITH RESPECT TO THE QUALITY, OPERATION AND/OR PERFORMANCE OF ANY PORTION OF THE SONY MATERIALS, THE SYSTEM OR ANY LICENSED PRODUCT.

      7.3.2 LIMITATION OF DEVELOPER'S LIABILITY. IN NO EVENT SHALL DEVELOPER OR ITS AFFILIATED COMPANIES AND THEIR SUPPLIERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE TO SCEA FOR ANY LOSS OF PROFITS, OR ANY SPECIAL, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF, RELATED TO OR IN CONNECTION WITH (i) THIS AGREEMENT OR (d) THE USE OR DISTRIBUTION IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT OF ANY CODE PROVIDED BY SCEA, IN WHOLE OR IN PART, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE, PROVIDED THAT SUCH LIMITATIONS SHALL NOT APPLY TO DAMAGES RESULTING FROM DEVELOPER'S BREACH OF SECTIONS 4, 7.2, 8 OR 10 OF THIS AGREEMENT, AND PROVIDED FURTHER THAT SUCH LIMITATIONS SHALL NOT APPLY TO AMOUNTS WHICH DEVELOPER MAY BE REQUIRED TO PAY TO THIRD PARTIES UNDER SECTIONS 7.2 OR 13.10.

      7.4 DISCLAIMER OF WARRANTY. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER SCEA NOR ITS AFFILIATES AND SUPPLIERS MAKE, NOR DOES DEVELOPER RECEIVE, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, REGARDING THE SONY MATERIALS, SCEA'S CONFIDENTIAL INFORMATION AND/OR THE SYSTEM. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SCEA AND ITS AFFILIATES AND SUPPLIERS EXPRESSLY DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THEIR EQUIVALENTS UNDER THE LAWS OF ANY
JURISDICTION, REGARDING THE SONY MATERIALS, SCEA'S CONFIDENTIAL INFORMATION, LICENSED PRODUCTS AND THE SYSTEM. ANY WARRANTY AGAINST INFRINGEMENT THAT MAY BE PROVIDED IN SECTION 2-312(3) OF THE UNIFORM COMMERCIAL CODE AND/OR IN ANY OTHER COMPARABLE STATUTE IS EXPRESSLY DISCLAIMED.

      8. SCEA's Intellectual Property Rights.

      8.1 Licensed Trademarks. The Licensed Trademarks and the goodwill associated therewith are and shall be the exclusive property of SCEA or Affiliates of SCEA. Nothing herein shall give Developer any right, title or interest in or to any of the Licensed Trademarks or any other trademarks of SCEA, other than the non-exclusive license provided herein. Developer shall not do or cause to be done any act or thing in any way impairing or tending to impair or dilute any of SCEA's rights, title or interests in or to any of the Licensed Trademarks or any other trademarks of SCEA, nor shall Developer register any trademark in its own name or in the name of any other person or entity, or obtain rights to employ Internet domain names or addresses, which are similar to or are likely to be confused with any of the Licensed Trademarks or any other trademarks of SCEA.

      8.2 License of Sony Materials and System. All rights with respect to the Sony Materials and System, including, without limitation, all of the SCEA Intellectual Property Rights therein, are and shall be the exclusive property of SCEA or Affiliates of SCEA. Nothing herein shall give Developer any right, title or interest in or to the Sony Materials or the System (or any portion thereof), other than the non-exclusive license provided herein. Developer shall not do or cause to be done any act or thing in any way impairing or tending to impair any of SCEA's rights, title or interests in or to the Sony Materials or the System (or any portion thereof).

      9. Infringement of SCEA Intellectual Property Rights By Third Parties.

      In the event that Developer discovers or otherwise becomes aware that any of the SCEA Intellectual Property Rights have been or are being infringed upon by any third party, then Developer shall promptly notify SCEA. SCEA shall have the sole right, in its discretion, to institute and prosecute lawsuits against third parties for such infringement of SCEA Intellectual Property Rights. Any lawsuit shall be prosecuted solely at the cost and expense of SCEA and all sums recovered in any such lawsuits, whether by judgment, settlement or otherwise shall belong solely to SCEA. Upon request of SCEA, Developer shall execute ail papers, testify on all matters and otherwise cooperate in every way necessary and desirable for the prosecution of any such lawsuit. SCEA shall reimburse Developer for the reasonable expenses incurred as a result of such cooperation, but unless authorized by other provisions of this Agreement, not costs and expenses attributable to the conduct of a cross-claim or third party action.

      10. Confidentiality.

      10.1  SCEA's Confidential Information.

      10.1.1 Definition of SCEA's Confidential Information. "SCEA's Confidential Information" shall mean:

      (i)  the System, Sony Materials and Development Tools;

      (ii) other documents and materials developed, owned, licensed or under the control of Sony, including all processes, data, hardware, software, inventions, trade secrets, ideas, creations, improvements, designs, discoveries, developments, research and know-how, including without limitation the SourceBook 2 and Sony's Intellectual Property Rights relating to the System, Sony Materials or Development Tools; and

      (iii) information and documents regarding SCEA's finances, business, marketing and technical plans, business methods and production plans.

      SCEA's Confidential Information may consist of information in any medium, whether oral, printed, in machine-readable form or otherwise, including information apprised to Developer and reduced to tangible or written form at any time during the term of this Agreement. In addition, the existence of a relationship between Developer and SCEA for the purposes set forth herein shall be deemed to be SCEA's Confidential Information unless otherwise agreed to in writing by the parties or until publicly announced by SCEA.

      10.1.2 Term of Protection of SCEA's Confidential Information. The term for the protection of SCEA's Confidential Information shaft commence on the Effective Date first above written and shall continue in full force and effect as long as any of SCEA's Confidential Information continues to be maintained as confidential and proprietary by SCEA and/or Sony. During such term, Developer shall, pursuant to Section 10.1.3 below, safeguard and hold in trust and confidence and not disclose or use (except for the purposes herein specified) any and all of SCEA's Confidential Information.

      10.13 Preservation of SCEA's Confidential Information. Developer shall, with respect to SCEA's Confidential Information:

      (i) not disclose SCEA's Confidential Information to any person or entity, other than those employees or directors of the Developer whose duties justify a "need-to-know" and who have executed a confidentiality agreement in which such employees or directors have agreed not to disclose and to hold confidential all confidential information and materials (inclusive of those of third parties) which may be disclosed to them or to which they may have access during the course of their duties. At SCEA's request, Developer shall provide SCEA with a copy of such confidentiality agreement between Developer and its employees or directors, and shall also provide SCEA with a list of employee and director signatories. Developer shall not disclose any of SCEA's Confidential Information to third parties, including without limitation to consultants or agents. Any employees or directors who obtain access to SCEA's Confidential information shall be advised by Developer of the confidential nature of SCEA's Confidential Information, and Developer shall be responsible for any breach of this Agreement by its employees or directors.

      (ii) take all measures necessary to safeguard SCEA's Confidential Information in order to avoid disclosure, publication, or dissemination, using as high a degree of care and scrutiny, but at least reasonable care, as is consistent with the protection of valuable trade secrets by companies in high technology industries.

      (iii) ensure that all written materials relating to or containing SCEA's Confidential Information be maintained in a restricted access area and plainly marked to indicate the secret and confidential nature thereof.

      (iv) at SCEA's request, return promptly to SCEA any and all portions of SCEA's Confidential Information, together with all copies thereof.

      (v) not use, modify, reproduce, sublicense, copy, distribute, create derivative works from, or otherwise provide to third parties, SCEA's Confidential Information, or any portion thereof, except as provided herein, nor shall Developer remove any proprietary legend set forth on or contained within any of SCEA's Confidential Information.

      10.1.4 Exceptions. The foregoing restrictions shall not apply to any portion of SCEA's Confidential Information which:

      (i) was previously known to Developer without restriction on disclosure or use, as proven by written documentation of Developer; or

      (ii) is or legitimately becomes part of the public domain through no fault of Developer or its employees; or

      (iii) is independently developed by Developer's employees who have not had access to SCEA's Confidential Information, as proven by written documentation of Developer; or

      (iv) is required to be disclosed by administrative or judicial action; provided that Developer must attempt to maintain the confidentiality of SCEA's Confidential Information by asserting in such action the restrictions set forth in this Agreement, and, immediately after receiving notice of such action or any notice of any threatened action, Developer must notify SCEA to give SCEA the maximum opportunity to seek any other legal remedies to maintain such SCEA's Confidential Information in confidence as herein provided; or of SCEA.

      (v)   is approved for release by Written authorization

      10.1.5 No Obligation to License. Disclosure of SCEA's Confidential Information to Developer shall not constitute any option, grant or license from SCEA to Developer under any patent or other Intellectual Property Rights now or hereinafter held by SCEA. The disclosure by SCEA to Developer of SCEA's Confidential Information hereunder shall not result in any obligation on the part of SCEA to approve any materials of Developer hereunder or otherwise, nor shall such disclosure by SCEA give Developer any right to, directly or indirectly, develop, manufacture or sell any product derived from or which uses any of SCEA's Confidential Information, other than as expressly set forth in this Agreement.

      10.1.6 Developer's Obligations Upon Unauthorized Disclosure. If at any time Developer becomes aware of any unauthorized duplication, access, use, possession or knowledge of any SCEA's Confidential Information, it shall notify SCEA as soon as reasonably practicable, and shall promptly act to recover any such information and prevent further breach of the confidentiality obligations herein. Developer shall provide any and all reasonable assistance to SCEA to protect SCEA's proprietary rights in any of SCEA's Confidential Information that it or its employees or permitted subcontractors may have directly or indirectly disclosed or made available, and that may be duplicated, accessed, used, possessed or known in a mariner or for a purpose not expressly authorized by this Agreement, including but not limited to enforcement of confidentiality agreements, commencement and prosecution in good faith (alone or with the disclosing party) of legal action, and reimbursement for all reasonable attorneys' fees, costs and expenses incurred by SCEA to protect its proprietary rights in SCEA's Confidential Information. Developer shall take all steps requested by SCEA to prevent the recurrence of any unauthorized duplication, access, use, possession or knowledge of SCEA's Confidential Information. In addition, SCEA shall have the right to pursue any actions at law or in equity, including without limitation the remedies set forth in Section 13.10 hereto.

      10.2   Developer's Confidential Information.

      10.2.1 Definition of Developer's Confidential Information. "Developer's Confidential Information" shall mean:

      (i) any Product Software as provided to SCEA pursuant to this Agreement and all documentation and information relating thereto, including Product Proposals (other than documentation and information intended for use by and release to end users, the general public or the trade);

      (ii) other documents and materials developed, owned, licensed or under the control of Developer, including all processes, data, hardware, software, inventions, trade secrets, ideas, creations, improvements, designs, discoveries, developments, research and know-how; and

      (iii) information and documents regarding Developer's finances, business, marketing and technical plans, business methods and production plans.

      Developer's Confidential Information may consist of information in any medium, whether oral, printed, in machine-readable form or otherwise, including information apprised to SCEA and reduced to tangible or written form at any time during the term of this Agreement.

      10.2.2 Term of Protection of Developer's Confidential Information. The term for the protection of Developer's Confidential Information shall commence on the Effective Date first above written and shall continue in full force and effect as long as any of Developer's Confidential Information continues to be maintained as confidential and proprietary by Developer.

      10.2.3 Preservation of Confidential Information of Developer. SCEA shall, with respect to Developer's Confidential Information:

      (i) hold all Developer's Confidential Information in confidence, and shall take all reasonable steps to preserve the confidentiality of Developer's Confidential Information, and to prevent it from falling into the public domain or into the possession of persons other than those persons to whom disclosure is authorized hereunder.

      (ii) not disclose Developer's Confidential Information to any person other than an SCEA employee or subcontractor who needs to know or have access to such Confidential Information for the purposes of this Agreement, and only to the extent necessary for such purposes.

      (iii) ensure  that  all  written  materials   relating  to  or  containing
Developer's Confidential Information be maintained in a secure area and plainly marked to indicate the secret and confidential nature thereof.

      (iv) at Developer's request, return promptly to Developer any and all portions of Developer's Confidential Information, together with all copies thereof.

      (v)   not  use  Developer's  Confidential  Information,   or  any  portion
thereof, except as provided herein, nor shall SCEA remove any proprietary legend set forth on or contained within any of Developer's Confidential Information.

      10.2.4 Exceptions. The foregoing restrictions will not apply to any portion of Developer's Confidential Information which:

      (i) was previously known to SCEA without restriction on disclosure or use, as proven by written documentation of SCEA; or

      (ii) is or legitimately becomes part of information in the public domain through no fault of SCEA, its employees or its subcontractors; or

      (iii) is independently developed by SCEA's employees or affiliates who have not had access to Developer's Confidential Information, as proven by written documentation of SCEA; or

      (iv) is required to be disclosed by administrative or judicial action; provided that SCEA attempted to maintain the confidentiality of Developer's Confidential Information by asserting in such action the restrictions set forth in this Agreement, and immediately after receiving notice of such action, notified Developer of such action to give Developer the opportunity to seek any other legal remedies to maintain such Developer's Confidential Information in confidence as herein provided;

      (v)   is approved for release by written authorization of Developer.

      10.2.5 SCEA's Obligations Upon Unauthorized Disclosure. If at any time SCEA becomes aware of any unauthorized duplication, access, use, possession or knowledge of any of Developer's Confidential Information, it shall notify Developer as soon as is reasonably practicable. SCEA shall provide any and all reasonable assistance to Developer to protect Developer's proprietary rights in any of Developer's Confidential Information that it or its employees or permitted subcontractors may have directly or indirectly disclosed or made available and that may be duplicated, accessed, used, possessed or known in a manner or for a purpose not expressly authorized by this Agreement including but not limited to enforcement of confidentiality agreements, commencement and prosecution in good faith (alone or with the disclosing party) of legal action, and reimbursement for ail reasonable attorneys' fees, costs and expenses incurred by Developer to protect its proprietary rights in Developer's Confidential Information. SCEA shall take all reasonable steps requested by Developer to prevent the recurrence of any unauthorized duplication, access, use, possession or knowledge of Developer's Confidential Information.

      10.3 Confidentiality of Agreement. The terms and conditions of this Agreement shall be treated as SCEA's Confidential Information and Developer's Confidential Information; provided that each party may disclose the terms and conditions of this Agreement:

      (i)   to legal counsel;

      (ii) in confidence, to accountants, banks and financing sources and their advisors;

      (iii) in confidence, in connection with the enforcement of this Agreement or rights arising under or relating to this Agreement; and

      (iv) if required, in the opinion of counsel, to file publicly or otherwise disclose the terms of this Agreement under applicable federal and/or state securities or other laws, the disclosing party shall be required to promptly notify the other party such that the other party has a reasonable opportunity to contest or limit the scope of such required disclosure, and the disclosing party shall request, and shall use its best efforts to obtain, confidential treatment for such sections of this Agreement as the other party may designate.

      11.Term and Termination.

      11.1 Effective Date: Term. This Agreement shall not be binding on the patties until it has been signed by each party, in which event it shall be effective from the Effective Date until March 31, 2003, unless earlier terminated pursuant to Section 11.2. The term shall be automatically extended for additional one-year terms thereafter, unless either party provides the other with written notice of its election not to so extend on or before January 31 of the applicable year. Notwithstanding the foregoing the term for the protection of SCEA's Confidential Information and Developer's Confidential Information shall be as set forth in Sections 10.1.2 and 10.2.2 respectively.

      11.2 Termination  by SCEA.  SCEA  shall have the right to  terminate  this
Agreement  immediately,   by  providing  written  notice  of  such  election  to
Developer, upon the occurrence of any of the following:

      (i) If Developer breaches (A) any of its obligations hereunder; or (B) any other agreement entered into between SCEA or Affiliates of SCEA and Developer.

      (ii) The liquidation or dissolution of Developer or a statement of intent by Developer to no longer exercise any of the rights granted by SCEA to Developer hereunder.

      (iii) If during the tern of this Agreement, a controlling interest in Developer or in an entity which directly or indirectly has a controlling interest in Developer is transferred to a party that (A) is in breach of any agreement with SCEA or an Affiliate of SCEA; (B) directly or indirectly holds or acquires a controlling interest in a third party which develops any interactive device or product which is directly or indirectly competitive with the System; or (C) is in litigation with SCEA or Affiliates of SCEA concerning any proprietary technology, trade secrets or other Intellectual Property Rights or SCEA's Confidential Information. As used in this Section 11.2, "controlling interest" means, with respect to any form of entity, sufficient power to control the decisions of such entity.

      (iv) If during the term of this Agreement, Developer or an entity that directly or indirectly has a controlling interest in Developer enters into a business relationship with a third party with whom Developer materially contributes to develop core components to an interactive device or product which is directly or indirectly competitive with the System.

      Developer shall immediately notify SCEA in writing in the event that any of the events or circumstances specified in this Section occur.

      11.3 Product-by-Product Termination by SCEA. In addition to the events of termination described in Section 11.2, above, SCEA, at its option, shall be entitled to terminate, on a product-by-product basis, the licenses and related rights herein granted to Developer in the event that (a) Developer fails to notify SCEA promptly in writing of any material change to any materials previously approved by SCEA in accordance with Section 5 hereto, and such breach is not corrected or cured within thirty (30) days after receipt of written notice of such breach; (b) Developer fails to comply with the requirements of
Section 3 in connection with the development of any Licensed Product; (c) any third party with whom Developer has contracted for the development or publication of Executable Software breaches any of its material obligations to SCEA pursuant to such third party's agreement with SCEA with respect to such Licensed Product; (d) Developer or Developer's Licensed Publisher cancels a Licensed Product or fails to provide SCEA in accordance with the provisions of
Section 5 above with the final version of the Executable Software for any Licensed Product within three (3) months of the scheduled release date according to the Product Proposal (unless a modified final delivery date has been agreed to by the parties), or fails to provide work in progress to SCEA in strict accordance with the Review Proms in Section 5.3; or (e) Developer fails to select a Licensed Publisher for any Licensed Product and the final version of

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Executable  Software  for such  Licensed  Product is not provided to SCEA within three (3) months of the scheduled release date.

      11.4 Options of SCEA in Lieu of Termination. As alternatives to terminating this Agreement or a particular Licensed Product as set forth in Sections 11.2 and 11.3 above, SCEA may, at its option and upon written notice to Developer, take the following actions in lieu of terminating this Agreement. In the event that SCEA elects either of these options, Developer may terminate this Agreement upon written notice to SCEA rather than allowing SCEA to exercise these options. Election of these options by SCEA shall not constitute a waiver of or compromise with respect to any of SCEA's rights under this Agreement and SCEA may elect to terminate this Agreement with respect to any breach.

      11.4.1 Suspension of Agreement. SCEA may suspend this Agreement, entirely or with respect to a particular Licensed Product or program, for a set period of time which shall be specified in writing to Developer upon the occurrence of any breach of this Agreement.

      11.4.2 Liquidated Damages. Whereas a minor breach of the provisions contained in the events set out below may not warrant termination of this Agreement, but will cause SCEA damages in amounts difficult to quantify, SCEA may require Developer to pay liquidated damages of Twenty Thousand Dollars ($20,000) per event for failure to comply with the SourceBook 2 which relates in any way to use of Licensed Trademarks. Liquidated damages shall be invoiced separately. SCEA reserves the right to terminate this Agreement for breach in lieu of seeking liquidated damages or in the event that liquidated damages are unpaid.

      11.5 No Refunds. In the event of the termination of this Agreement in accordance with any of the provisions of Sections 11.2 through 11.4 above, no portion of any payments of any kind whatsoever previously provided to SCEA hereunder shall be owed or be repayable to Developer.

      12.  Effect of Expiration or Termination.

      12.1 Reversion of Rights. Upon expiration or termination, the licenses and related rights herein granted to Developer shall immediately revert to SCEA, and Developer shall cease from any further use of SCEA's Confidential Information, Licensed Trademarks and Sony Materials and any SCEA Intellectual Property Rights therein. Developer shall have no further right to continue the development and/or besting of any Executable Software, or to continue to use any Licensed Trademarks.

      12.3 Return of Sony Materials and Confidential Information. Upon the expiration or earlier termination of this Agreement, Developer shall immediately deliver to SCEA, or if and to the extent requested by SCEA destroy, all Sony Materials and any and all copies thereof, and Developer and SCEA shall, upon the request of the other party, immediately deliver to the other party, or if and to the extent requested by such party destroy, ail Confidential Information of the other party, including any and all copies thereof, which the other party previously furnished to it in furtherance of this Agreement. Within five (5) working days after any such destruction, Developer and/or SCEA, as appropriate, shall provide the other party with an affidavit of destruction and an itemized statement, each certified to be accurate by an officer of Developer, indicating the number of copies and/or units of the Sony Materials and/or Confidential Information which have been destroyed, the location and date of such destruction and the disposition of the remains of such destroyed materials. In the event that Developer fails to return the Sony Materials or Confidential Information and SCEA must resort to legal means (including without limitation any use of attorneys) to recover the Sony Materials or Confidential Information or the value thereof, all costs, including SCEA's reasonable attorney's fees, shall be borne by Developer, and SCEA may, in addition to SCEA's other `remedies, withhold such amounts from any payment otherwise due from SCEA to Developer under any agreement between SCEA and Developer.

      12.4 Extension of this Agreement, Termination Without Prejudice. SCEA shall be under no obligation to extend this Agreement notwithstanding any actions taken by either of the parties prior to the expiration of this Agreement. Upon the expiration of this Agreement, neither party shall be liable to the other for any damages (whether direct, indirect, consequential or incidental, and including, without limitation, any expenditures, loss of profits or prospective profits) sustained or arising out of or alleged to have been sustained or to have arisen out of such expiration. The expiration or termination of this Agreement shall be without prejudice to any rights or remedies which one party may otherwise have against the other party, and shall not excuse either party from any such expiration or termination.

      13. Miscellaneous Provisions.

      13.1 Notices. All notices or other communications required or desired to be sent to either of the parties shall be in writing and shall be sent by

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registered  or  certified  mail,   postage   prepaid,   or  sent  by  recognized
international courier service, telegram or facsimile, with charges prepaid. The address for all notices or other communications required to be sent to SCEA or Developer, respectively, shall be the mailing address stated in the preamble hereof, or such other address as may be provided by written notice from one party to the other on at least ten (10) days' prior written notice. Any such notice shall be effective upon the date of actual or tendered delivery, as confirmed by the sending party.

      13.2 Force Majeure. Neither SCEA nor Developer shall be liable for any loss or damage or be deemed to be in breach of this Agreement if its failure to perform or failure to cure any o#' its obligations under this Agreement results from any event or circumstance beyond its reasonable control, including, without limitation, any natural disaster, fire, flood, earthquake or other Act of God; shortage of equipment, materials, supplies or transportation facilities; strike or other industrial dispute; war or rebellion; shutdown or delay in power, telephone or other essential service due to the failure of computer or communications equipment or otherwise; provided, however, that the party interfered with gives the other party written notice thereof promptly, and, in any event, within fifteen (15) business days of discovery of any such Force Majeure condition. If notice of the existence of any Force Majeure condition is provided within such period, the time for performance or cure shall be extended for a period equal to the duration of the Force Majeure event or circumstance described in such notice, except that any such cause shall not excuse the payment of any sums owed to SCEA prior to, during or after any such Force Majeure condition. In the event that the Force Majeure condition continues for more than sixty (60) days, SCEA may terminate this Agreement for cause by providing written notice to Developer to such effect.

      13.3 No Agency, Partnership or Joint Venture. The relationship between SCEA and Developer, respectively, is that of licensor and licensee. Both parties are independent contractors and are not the legal representative, agent, joint venturer, partner or employee of the other party for any purpose whatsoever. Neither party has any right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.

      13.4 Assignment. SCEA has entered into this Agreement based upon the particular reputation, capabilities and experience of Developer and its officers, directors and employees. Accordingly, Developer may not assign this Agreement or any of its rights hereunder, nor delegate or otherwise transfer any of its obligations hereunder, to any third party unless the prior written consent of SCEA shall first be obtained. This Agreement shall not be assigned in contravention of Section 11.2 (iii). Any attempted or purported assignment, delegation or other such transfer, directly or indirectly, without the required consent of SCEA shall be void. Subject to the foregoing, this Agreement shall inure to the benefit of the parties and their respective successors and permitted assigns (other than under the conditions set forth in Section 11.2
(iii). SCEA shall have the right to assign any and all of its rights and obligations hereunder to any Sony affiliate(s).

      13.5 Subcontractors. Developer shall not sell, assign, delegate, subcontract, sublicense or otherwise transfer or encumber all or any portion of the licenses herein granted without the prior written approval of SCEA, provided, however, that Developer may retain those subcontractors who provide services which do not require access to Sony Materials or SCEA's Confidential Information without such prior approval. Developer may retain those subcontractors) to assist with the development of Licensed Products (or portions thereof) which have signed (i) an LPA or LDA with SCEA (the "PlayStation 2 Agreement") in full force and effect throughout the term of such development; or
(ii) an SCEA-approved subcontractor agreement ("Subcontractor Agreement"); and SCEA has approved such subcontractor in writing, which approval shall be in SCEA's sole discretion. Such Subcontractor Agreement shall provide that SCEA is a third-party beneficiary of such Subcontractor Agreement and has the full right to bring any actions against such subcontractors to comply in all respects with the terms and conditions of this Agreement. Developer shall provide a copy of any such Subcontractor Agreement to SCEA prior to and following execution thereof. Developer shall not disclose to any subcontractor any of SCEA's Confidential Information, including, without limitation, any Sony Materials, unless and until either a PlayStation 2 Agreement or a Subcontractor Agreement has been executed and approved by SCEA. Notwithstanding any consent which may be granted by SCEA for Developer to employ any such permitted subcontractor(s), or any such separate agreements) that may be entered into by Developer with any such permitted subcontractor, Developer shall remain fully liable for its compliance with all of the provisions of this Agreement and for the compliance of any and all permitted subcontractors with the provisions of any agreements entered into by such subcontractors in accordance with this Section. Developer shall use its best efforts to cause its subcontractors retained in furtherance of this Agreement to comply in all respects with the terms and conditions of this Agreement, and hereby unconditionally guarantees all obligations of its subcontractors. SCEA may subcontract any of its rights or obligations hereunder.

      13.6 Compliance with Applicable Laws. The parties shall at all times comply with all applicable regulations and orders of their respective countries and other controlling jurisdictions and all conventions and treaties to which their countries are a party or relating to or in any way affecting this

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


Agreement and the performance by the parties of this Agreement. Each party, at its own expense, shall negotiate and obtain any approval, license or permit required in the performance of its obligations, and shall declare, record or take such steps to render this Agreement binding, including, without limitation, the recording of this Agreement with any appropriate governmental authorities (if required).

      13.7 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, excluding that body of law related to choice of laws, and of the United States of America. Any action or proceeding brought to enforce the terns of this Agreement or to adjudicate any dispute arising hereunder shall be brought in the Superior Court of the County of San Mateo, State of California or the United States District Court for the Northern District of California Each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for purposes of any such action and agrees that any service of process may be effected by delivery of the summons in the manner provided in the delivery of notices set forth in Section 13.1 above. In addition, each party hereby waives the right to a jury trial in any action or proceeding related to this Agreement.

      13.8 Legal Costs and Expenses. In the event it is necessary for either party to retain the services of an attorney or attorneys to enforce the terms of this Agreement or to file or defend any action arising out of this Agreement, then the prevailing party in any such action shall be entitled, in addition to any other rights and remedies available to it at law or in equity to recover from the other party its reasonable fees for attorneys and expert witnesses, plus such court costs and expenses as may be fixed by any court of competent jurisdiction. The term "prevailing party" for the purposes of this Section shall include a defendant who has by motion, judgment, verdict or dismissal by the court, successfully defended against any claim that has been asserted against it.

      13.9 Remedies. Unless expressly set forth to the contrary, either party's election of any remedies provided for in this Agreement shall not be exclusive of any other remedies, and all such remedies shall be deemed to be cumulative. Any breach of Sections 3, 4, 5, 8 and 10 of this Agreement would cause significant and irreparable harm to SCEA, the extent of which would be difficult to ascertain. Accordingly, in addition to any other remedies including without limitation equitable relief to which SCEA may be entitled, in the event of a breach by Developer or any of its employees or permitted subcontractors of any such Sections of this Agreement, SCEA shall be entitled to the immediate issuance without bond of ex parte injunctive relief or, if a bond is required under applicable law, on the posting of a bond in an amount not to exceed $50,000, enjoining any breach or threatened breach of any or all of such provisions. In addition, if Developer fails to comply with any of its obligations as set forth herein, SCEA shall be entitled to an accounting and repayment of all forms of compensation, commissions, remuneration or benefits which Developer directly or indirectly realizes as a result of or arising in connection with any such failure to comply. Such remedy shall be in addition to and not in limitation of any injunctive relief or other remedies to which SCEA may be entitled under this Agreement or otherwise at law or in equity. In addition, Developer shall indemnify SCEA for all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and all reasonable related costs) which SCEA may sustain or incur as a result of any breach under this Agreement.

      13.10 Severability. In the event that any provision of this Agreement (or portion thereof) is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such provision (or portion thereof) shall be enforced to the extent possible consistent with the stated intention of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, while the remainder of this Agreement shall continue in full force and remain in effect according to its stated terns and conditions.

      13.11 Sections Surviving Expiration or Termination. The following sections shall survive the expiration or earlier termination of this Agreement for any reason: 4, 5.4, 6, 7, 8, 10,11.5, 12, and 13.

      13.12 Waiver. No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver by either party of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver operate or be construed as a waiver of such provision respecting any future event or circumstance.

      13.13 Modification and Amendment. No modification or amendment of any provision of this Agreement shall be effective unless in writing and signed by both of the parties. Notwithstanding the foregoing, SCEA reserves the right to modify the SourceBook 2 from time to time upon reasonable notice to Developer.

      13.14 Headings. The section headings used in this Agreement are intended primarily for reference and shall not by themselves determine the construction or interpretation of this Agreement or any portion hereof.

      13.15 Integration. This Agreement, together with the SourceBook 2, constitutes the entire agreement between SCEA and Developer and supersedes all prior or contemporaneous agreements, proposals, understandings and communications between SCEA and Developer, whether oral or written, with respect to the subject matter hereof including any PlayStation 2 Confidentiality and Nondisclosure Agreement and Materials Loan Agreement between SCEA and Developer.

      13.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and together shall constitute one and the same instrument.

      13.17 Construction.   This  Agreement  shall  be  fairly   interpreted  in
accordance with its terms and without any strict construction in favor of or against either of the parties.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.



By:                                        By:
   ---------------------------------          -----------------
Print Name:                                Print Name:
            ------------------------------             ----------
Title:                                     Title:
            ------------------------------             -------------
Date:                                      Date:
            ------------------------------             ------------

NOT AN AGREEMENT UNTIL EXECUTED BY BOTH
PARTIES


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